Exhibit 99.1

Allakos Reports Third Quarter 2020 Financial Results and Provides Business Update

REDWOOD CITY, Calif., November 9, 2020 – Allakos Inc. (the “Company”) (Nasdaq: ALLK), a biotechnology company developing lirentelimab (AK002) for the treatment of eosinophil and mast cell-related diseases, today reported financial results for the third quarter ended September 30, 2020 and provided an update of its ongoing development activities.

Business Updates

•

Announced positive results from our prospective prevalence study showing that 45% (181/405) of symptomatic patients biopsied with chronic unexplained gastrointestinal (GI) symptoms or functional gastrointestinal disorders (FGIDs) such as irritable bowel syndrome (IBS) and functional dyspepsia (FD) met the histologic criteria for eosinophilic gastritis (EG) and/or eosinophilic duodenitis (EoD). The results suggest that EG and/or EoD are significantly underdiagnosed among these patients. Since many people in the United States and worldwide suffer from chronic unexplained gastrointestinal symptoms or FGIDs, the results from this study suggest that EG and/or EoD may be more common than previously documented in the literature.

•

Announced positive safety, pharmacokinetic, and pharmacodynamic results from a randomized, double-blind, placebo-controlled Phase 1 study of subcutaneous lirentelimab in healthy volunteers. The results showed that subcutaneously administered lirentelimab had bioavailibity of 63% and suppressed eosinophils for up to 85 days. Subcutaneously administered lirentelimab was well tolerated with no serious adverse events, no injection site reactions, and no injection reactions/infusion-related reactions.

•	Announced the publication of the positive results from the Phase 2 study of lirentelimab in patients with EG and/or EoD (ENIGMA) in the New England Journal of Medicine.
•

Closed an underwritten public offering in November 2020, issuing 3,506,098 shares of common stock at an offering price of $82.00 per share. Aggregate net proceeds received from the offering were approximately $271.7 million, after deducting underwriting discounts and commissions.

•	The randomized, double-blind, placebo-controlled Phase 3 study of lirentelimab in patients with EG and/or EoD is ongoing with topline data expected in the second half of 2021.
•	The randomized, double-blind, placebo-controlled Phase 2/3 study of lirentelimab in patients with eosinophilic esophagitis (EoE) is ongoing with topline data expected in the second half of 2021.

Third Quarter 2020 Financial Results

Research and development expenses were $30.4 million in the third quarter of 2020 as compared to $16.1 million in the same period in 2019, an increase of $14.3 million.

General and administrative expenses were $12.1 million in the third quarter of 2020 as compared to $7.5 million in the same period in 2019, an increase of $4.6 million.

Allakos reported a net loss of $42.1 million in the third quarter of 2020 as compared to $21.7 million in the same period in 2019, an increase of $20.4 million. Net loss per basic and diluted share was $0.86 for the third quarter of 2020 compared to $0.47 in the same period in 2019.

Allakos ended the third quarter of 2020 with $419.8 million in cash, cash equivalents and marketable securities, which does not include the $271.7 million of net proceeds received from the Company’s follow-on public offering in November 2020.

About Allakos

Allakos is a clinical stage biotechnology company developing antibodies that target immunomodulatory receptors present on immune effector cells involved in allergic, inflammatory, and proliferative diseases. The Company’s lead antibody, lirentelimab (AK002), is being evaluated in a Phase 3 study in eosinophilic gastritis (EG) and/or eosinophilic duodenitis (EoD) and a Phase 2/3 study in eosinophilic esophagitis (EoE). Lirentelimab targets Siglec-8, an inhibitory receptor selectively expressed on human mast cells and eosinophils. Inappropriately activated eosinophils and mast cells have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. Lirentelimab has been tested in multiple clinical studies. In these studies, lirentelimab eliminated blood and tissue eosinophils, inhibited mast cells and improved disease symptoms in patients with EG and/or EoD, EoE, mast cell gastrointestinal disease, severe allergic conjunctivitis, chronic urticaria and indolent systemic mastocytosis. For more information, please visit the Company's website at www.allakos.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, Allakos’ progress and business plans, the expected timing of anticipated study results and plans relating to its future clinical trials. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: Allakos’ stages of clinical drug development; Allakos’ ability to timely complete clinical trials for, and if approved, commercialize lirentelimab (AK002), its lead compound; Allakos’ ability to obtain required regulatory approvals for its product candidates; uncertainties related to the enrollment of patients in its clinical trials; Allakos’ ability to demonstrate sufficient safety and efficacy of its product candidates in its clinical trials; uncertainties related to the success of later-stage clinical trials, regardless of the outcomes of preclinical testing and early-stage trials; market acceptance of Allakos’ product candidates; uncertainties related to the projections of the size of patient populations suffering from the diseases Allakos is targeting; Allakos’ ability to advance additional product candidates beyond lirentelimab; Allakos’ ability to obtain additional capital to finance its operations; and other important risk factors set forth in Allakos’ most recent Annual Report on Form 10-K filed with the SEC on February 25, 2020, Quarterly Report on Form 10-Q filed with the SEC on November 9, 2020 and future reports to be filed with the SEC. These documents contain and identify important factors that could cause the actual results for Allakos to differ materially from those contained in Allakos’ forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Allakos specifically disclaims any obligation to update any forward-looking statement, except as required by law. These forward-looking statements should not be relied upon as representing Allakos’ views as of any date subsequent to the date of this press release.

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Source: Allakos Inc.

Investor Contact:	Media Contact:
Adam Tomasi, President and COO	Denise Powell
ir@allakos.com	denise@redhousecomms.com

Allakos Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Operating expenses
Research and development	$30,380	$16,067	$77,011	$45,276
General and administrative	12,055	7,517	35,701	19,292
Total operating expenses	42,435	23,584	112,712	64,568
Loss from operations	(42,435)	(23,584)	(112,712)	(64,568)
Interest income, net	766	1,887	4,039	3,888
Other expense, net	(417)	(35)	(529)	(77)
Net loss	(42,086)	(21,732)	(109,202)	(60,757)
Unrealized gain (loss) on marketable securities	(620)	(12)	30	117
Comprehensive loss	$(42,706)	$(21,744)	$(109,172)	$(60,640)
Net loss per common share:
Basic and diluted	$(0.86)	$(0.47)	$(2.24)	$(1.38)
Weighted-average number of common shares outstanding:
Basic and diluted	48,950	46,280	48,819	44,025

allakos inc.

CONDENSED balance sheets

(in thousands)

	September 30,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$104,303	$38,367
Investments in marketable securities	315,452	457,534
Prepaid expenses and other current assets	5,012	3,969
Total current assets	424,767	499,870
Property and equipment, net	7,340	8,410
Operating lease right-of-use assets	5,558	5,775
Other long-term assets	2,839	2,839
Total assets	$440,504	$516,894
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,581	$5,963
Accrued expenses and other current liabilities	11,359	7,098
Total current liabilities	18,940	13,061
Other long-term liabilities	7,752	8,112
Total liabilities	26,692	21,173
Stockholders' equity:
Common stock	49	48
Additional paid-in capital	712,282	685,020
Accumulated other comprehensive gain	167	137
Accumulated deficit	(298,686)	(189,484)
Total stockholders’ equity	413,812	495,721
Total liabilities and stockholders’ equity	$440,504	$516,894